UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 20, 2017

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On October 20, 2017, Axsome Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (“Leerink”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through Leerink, acting as agent, up to $30.0 million of shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”). The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on December 1, 2016, and declared effective by the SEC on December 16, 2016.

Pursuant to the Agreement, Leerink may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the NASDAQ Global Market, on or through any other existing trading market for the Company’s common stock or to or through a market maker. Leerink will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose). Leerink shall not purchase any Placement Shares on a principal basis pursuant to the Agreement unless the Company and Leerink enter into a separate written agreement setting forth the terms of such sale.

The Company will pay Leerink a commission of 3.0% of the gross sales proceeds of any Placement Shares sold through Leerink, acting as agent, under the Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through Leerink, of all Placement Shares subject to the Agreement and (ii) termination of the Agreement in accordance with its terms.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Leerink against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Morgan, Lewis & Bockius LLP as to the legality of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated October 20, 2017 by and between Axsome Therapeutics, Inc. and Leerink Partners LLC

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement dated October 20, 2017 by and between Axsome Therapeutics, Inc. and Leerink Partners LLC

5.1	Consent of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Date: October 20, 2017

	By:	/s/ Herriot Tabuteau, M.D.
Name: Herriot Tabuteau, M.D.
Title: Chief Executive Officer